EXHIBIT 5


                     [Letterhead of O'Melveny & Myers LLP]


November 15, 2001


Digital Insight Corporation
26025 Mureau Road
Calabasas, California  91302

           RE: Registration Statement on Form S-8 of Digital Insight Corporation (the "Company")
                -----------------------------------------------------

Ladies and Gentlemen:

           At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 399,395 shares of the Company's common stock, par value $0.001 per share (the "Shares"), to be issued pursuant to the Company's 1999 Stock Plan (as amended) (the "Plan"). We have examined the proceedings heretofore taken and to be taken in connection with the adoption of the Plan and the authorization of Shares to be issued pursuant to and in accordance with the Plan.

           On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, when the Shares are (i) issued and paid for in accordance with any appropriate action or authorization by the Board of Directors of the Company or an authorized committee thereof as required or contemplated under the Plan, (ii) issued and paid for in accordance with the provisions of the Plan and relevant agreements duly authorized by and completed in accordance with the terms of the Plan, and (iii) evidenced by certificates countersigned by a duly authorized signatory of the registrar for the Company's common stock, the Shares will be duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and non-assessable.

           We consent to the use of this opinion as an exhibit to the Registration Statement.


                                    Respectfully submitted,


                                    /s/   O'MELVENY & MYERS LLP